Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AudioCodes Ltd. 2008 Equity Incentive Plan, as amended, of our reports dated March 30, 2026, with respect to the consolidated financial statements of AudioCodes Ltd., and the effectiveness of internal control over financial reporting of AudioCodes Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ KOST, FORER, GABBAY & KASIERER
March 30, 2026	A member of EY Global